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                                  Exhibit 4(z)






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                                 April 29, 1993


Signet Bank/Virginia
8330 Boone Boulevard
Vienna, Virginia  22182-2632

Westpac Banking Corporation
335 Madison Avenue
New York, New York  10017-4681

     Re:  First Amendment to Amended and Restated Credit
          AGREEMENT
                   -------------------------------------
Ladies and Gentlemen:

     Reference is made to the Amended and Restated Credit Agreement dated as of December 22, 1992 (the "Credit Agreement") among CRI Insured Mortgage Association, Inc. (the "Borrower"), the Banks listed on the signature pages thereto (the "Banks") and Signet Bank/Virginia, as Agent (the "Agent"). Except as otherwise provided, capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

     The Borrower has requested that the Credit Agreement be amended as hereinafter provided to permit the Borrower to incur certain Debt under credit facilities from Nomura Securities International Inc. and Nomura Asset Capital Corporation on substantially the terms and conditions specified in a letter dated March 3, 1993 from the Borrower to the Agent, a copy of which is attached as Exhibit A hereto (collectively, the "Nomura Credit Facilities"). The Banks and the Agent are pleased to confirm their agreement to such request, subject to the terms and conditions contained herein.

     Accordingly, upon the acceptance of this First Amendment by the Banks and the Agent in the space provided for that purpose below, the parties hereto agree as follows:

     1. AMENDMENT TO THE CREDIT AGREEMENT. Subsection 5.05(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

          (c) Debt of the Borrower under the Guaranty dated November 28, 1989 related to the Debt of CRI Funding Corporation under the CIBC Credit Agreement and Debt of the Borrower under the Nomura Credit Facilities, as defined in the First Amendment to Amended and Restated Credit Agreement dated as of April 29, 1993 among the Borrower, the Banks and the Agent; provided, that the aggregate amount of all such Debt permitted under this subsection (c) shall at no time exceed $250,000,000;




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     2.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) The Borrower represents and warrants that, (i) all representations and warranties made in or in connection with the Credit Agreement, this First Amendment and each other Loan Document are true, correct and complete on and as of the date hereof and (ii) no event which would constitute a Default under the Credit Agreement, as amended hereby, or any other Loan Document has occurred and is continuing.

          (b) The Borrower shall deliver to each Bank true and correct copies of all documents governing the Nomura Credit Facilities promptly upon their execution and delivery by the Borrower.

     3. CONDITIONS OF AMENDMENT. The agreement of the Banks and the Agent set forth in Paragraph 1 of this First Amendment is subject to the satisfaction of the following conditions precedent:

          (a) The Banks and the Agent shall have received the following, all of which must be satisfactory in form and substance to the Banks and the Agent, in their discretion:

          i. this First Amendment, duly executed by the Borrower, the Banks and the Agent; and

          ii. any additional agreements, opinions, certifications, instruments and other documents relating hereto, to the Nomura Credit Facilities or to the Credit Agreement that any Bank or the Agent may reasonably deem necessary or desirable.

          (b) All representations and warranties made in or in connection with the Credit Agreement, this First Amendment and each other Loan Document, shall be true, correct and complete on and as of the date hereof.

          (c)  No Default shall have occurred and be continuing.

     4. NO CLAIMS OR DEFENSES. The Borrower acknowledges and agrees that its obligations under the Loan Documents are its valid obligations and, as of the date hereof, there are no claims, setoffs or defenses to the payment or performance by the Borrower of such obligations, and that the Banks and the Agent may enforce the payment and performance of such obligations as set forth in the Loan Documents.

     5. COUNTERPART EXECUTION. This First Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.




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     6.   GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES THEREOF.

     4. REFERENCES TO CREDIT AGREEMENT. Except as herein specifically amended, the Credit Agreement shall remain in full force and effect in accordance with its terms. Whenever reference is made in any note, document, letter or conversation, such reference shall, without more, be deemed to refer to the Credit Agreement, as amended hereby.

                         CRI INSURED MORTGAGE ASSOCIATION, INC.


                         By:  /s/ William B. Dockser
                             ------------------------------
                         Title:   Chairman of the Board
                                ---------------------------

Accepted and Agreed to:

SIGNET BANK/VIRGINIA

By: /s/ Daniel H. Olson
   ------------------------------
Title:  Vice President
      ---------------------------


WESTPAC BANKING CORPORATION

By: /s/ Ann Sadler
   ------------------------------
Title:  Vice President
      ---------------------------


SIGNET BANK/VIRGINIA, as Agent

By: /s/ Daniel H. Olson
   ------------------------------
Title:  Vice President
      ---------------------------